Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into effective as of June 30, 2021 (the “Effective Date”) between BJ'S RESTAURANTS, INC., a California corporation (the “Company”) and GREGORY LEVIN (the “Executive”).

1.        Term. Subject to the termination provisions of Section 7 below, the term of this Agreement (“Term”) shall commence on September 1, 2021 (the "Commencement Date") and end on December 31, 2026 (“Termination Date”). This Agreement shall automatically be extended for additional one year terms beyond the Termination Date (the “Extended Termination Date”) or the then current Extended Termination Date unless at least six (6) months prior to the Termination Date or the then current Extended Termination Date, Executive or the Company shall have given written notice that he or it does not wish to extend the Agreement (such six (6) month period prior to the Termination Date being referred to herein as the “Transition Period” to the extent it occurs following notice of non-extension). Notwithstanding anything to the contrary contained in this Agreement, notice of the Company’s intention not to extend the Agreement shall not be deemed to be a termination of Executive without Cause.

2.        Employment. During the Term (and any extension thereof), Executive shall be employed as and hold the title of Chief Executive Officer ("CEO") and will also serve as President, unless and until the Board of Directors of the Company (the "Board") elects to appoint a different President who reports solely to the CEO, other than reports to the Board at its meetings in the ordinary course. Executive, for so long as he serves as President, will have the full range of executive duties and responsibilities that are customary for public company President positions and, in his capacity as CEO, will have the full range of executive duties and responsibilities that are customary for public company CEO positions. Executive shall have such other powers and duties as may be from time to time reasonably assigned to him by the Board. Executive will also serve, at the request of the Board and for no additional compensation, as a director and/or officer of one or more of the Company's subsidiaries. Executive shall devote substantially all of his time, attention and energies to the business and affairs of the Company. Subject at all times to any fiduciary duties of the Board to the Company and its shareholders, during the Term the Company and the Board shall take all reasonable action within their control to cause Executive at all times while he is serving as CEO of the Company (i) to be nominated for election to the Board at each annual meeting of Shareholders (commencing with the 2022 annual meeting) and, if elected, (ii) to remain on the Board. The Company and the Board shall take all reasonable actions within their control to cause Executive to be appointed to the Board promptly following the Commencement Date and thereafter through the Term of the Agreement.

3.        Salary. As of the Commencement Date, the Company shall pay Executive salary at an annual rate of $750,000.00 less applicable deductions (the “Base Salary”) in accordance with the Company’s normal payroll practices. Such Base Salary will be reviewed by the Compensation Committee of the Board at least annually and will be increased to a minimum of $800,000.00 effective January 1, 2023 and to a minimum of $850,000.00 effective January 1, 2024 but may not be decreased below such levels without consent of Executive.

4.        Annual Bonus Opportunity. Executive shall be eligible for an annual cash bonus (“Bonus”) opportunity for each fiscal year of the Term which shall be targeted at no less than 90% of the Base Salary. The actual amount of any annual Bonus shall be determined by the Board of Directors based upon performance criteria that will be established by the Compensation Committee of the Board after consultation with Executive each year. The Bonus, if any, shall be paid in full as soon as the relevant information is reasonably available but in no event later than 74 days following the end of the Company's fiscal year in which earned.

5.       Equity Incentive Plan Participation; Supplemental and 2022 Annual Awards.

(a) Executive shall be eligible to participate in and receive grants of equity awards ("Awards") under the Company's Equity Incentive Plan (as it may be amended from time) or any successor equity incentive plan maintained by the Company for the benefit of its employees or officers (collectively, the "Plan"). Except as otherwise specifically provided in this Section 5, any Awards granted under the Plan shall be in such form and in such amounts and on such terms as may be approved by the Board and/or the Compensation Committee of the Board. Vesting or payment of Awards may be subject to performance criteria established by the Board or the Compensation Committee of the Board.

(b) Stock options to purchase shares of Company common stock (“Options”) and restricted stock units representing a right to receive shares of Company common stock or the value of such shares in cash on the vesting date (“RSUs”) shall be evidenced by the Company’s standard forms of award agreements (related Notice of Grant and Grant Summary) consistent with the provisions of this Agreement and the Plan (each, an “Award Agreement” and collectively, the “Award Agreements”). Options shall be exercisable by Executive at any time after vesting and shall have an outside expiration date that is on the tenth yearly anniversary of the grant date unless the Compensation Committee determines that an earlier expiration date is appropriate. The Award Agreement for the Options shall permit the purchase price for any shares of Company common stock subject to the Options to be paid by any means permitted under the Plan, as well as on a “net exercise” basis in accordance with the Company's current net exercise program for optionholders.

(c) The Company agrees that in January 2022 (concurrently with the Company's normal annual grants to other employees under the Plan and so long as Executive is employed by the Company on the grant date) Executive shall receive a long-term equity incentive grant under the Plan (the "2022 Annual Grant") having an aggregate grant date fair market value of $1,500,000 and consisting of a combination of one or more of non-qualified Options (as defined below), RSU's (as defined below) and performance share units, with the vesting of, and allocation among, such Award types being determined by the Board consistent with the vesting and allocation of Awards to other senior executives.

(d) In addition to the 2022 Annual Grant, on the Commencement Date, Executive shall receive a supplemental equity Award (the "Supplemental Award") having an aggregate grant date fair market value of $750,000 which shall be subject to a three year "cliff" vesting period and be equally divided between RSU's and Options based on grant date fair value. For purposes of the Supplemental Award and the 2022 Annual Grant, "fair market value" of an Award shall be determined by the Company using the same methodology used to value the Company's annual equity incentive grants, including a Black-Scholes or similar valuation method for Options. Notwithstanding anything to the contrary contained in this Agreement or any Award Agreement, (i) if, during the first twenty-four (24) months following the Commencement Date, Executive's employment is terminated by the Company without Cause (as defined in Section 7 of this Agreement) or by Executive with Good Reason (as defined in Section 7 of this Agreement), then the RSU’s and Options that comprise the Supplemental Award shall become fully (100%) vested as of the date of Executive’s termination of employment, and (ii) if Executive's employment is terminated by the Company without Cause or by Executive with Good Reason in the period subsequent to twenty-four (24) months following the Commencement Date but prior to the thirty-six (36) month anniversary of the Commencement Date, then the RSU's and Options that comprise the Supplemental Award shall vest pro rata based on the number of months elapsed from the Commencement Date to such termination, divided by thirty-six (36).

(e) Notwithstanding anything to the contrary contained in any agreement evidencing any Award (including any outstanding Awards granted to Executive prior to the date of this Agreement), but subject in all events to the provisions of Section 9 hereof, in the event Executive is terminated by the Company without Cause, resigns for Good Reason, dies or suffers a Disability during the Term, Executive (or his estate or designated representative) shall have twelve (12) months to exercise any stock option Awards ("Options") to the extent such stock Options vested on or before the date of such termination, death or Disability (but not beyond the outside expiration date of such Options), after which time the Options shall expire. If Executive is terminated by the Company for Cause, the Options shall expire on the date of such termination. Notwithstanding anything to the contrary contained in this Section 5(e): (i) in the event of any Change of Control (as defined in the Plan) that results in acceleration of vesting of Options under the Plan, the provisions of this Section 5(e) shall not apply and the period for exercise of the Options shall be as specified in the Plan and (ii) no Option may be exercised beyond any time-frame permissible under Code Section 409A.

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6.       Benefits.

(a)        Executive shall be entitled to paid vacation and business expense reimbursement in accordance with the Company’s policies. Executive shall also be entitled to participate with other similarly situated executive officers of the Company based on position, tenure and salary in any plan of the Company relating to health insurance, stock purchases, pension, thrift, profit sharing, life insurance, disability insurance, education, or other retirement or executive benefits that the Company has adopted or may hereafter adopt for the benefit of its executive officers.

(b)       Executive shall be entitled to (i) a car allowance of $1,800 per month; provided, however, that the Company may, with the Executive's consent, substitute a company-provided leased vehicle in lieu of the car allowance so long as the Company expense associated with such lease vehicle (lease payments, license, taxes and insurance) does not exceed $1,800 per month, and (ii) other perquisites consistent with those offered to Executive prior to the Commencement Date in his capacity as President and Chief Financial Officer.

(c) Executive shall be reimbursed for his reasonable legal fees incurred in connection with negotiating and drafting this agreement up to a maximum of $24,000.

(d) The Company shall pay all unreimbursed out-of-pocket costs associated with an annual physical examination of Executive, such amount not to exceed $3,000 per year.

(e) Subject to insurability, plan limits, and underwriting standards under the Company's group life insurance plan as in effect from time to time (the "Group Life Plan"), during the Term (for so long as the Group Life Plan is in effect and coverage of Executive under the Group Life Plan is available at reasonable rates), the Company will provide life insurance coverage for Executive under the Group Life Plan in an amount equal to the maximum coverage amount thereunder. Nothing in this Section 6(d) shall require the Company to continue to maintain a Group Life Plan or to modify or refrain from modifying the benefits available under the Group Life Plan.

7.        Termination; Severance.

(a)       Executive’s employment may be terminated by the Company at any time with or without Cause by delivery of written notice of termination to Executive. Upon any termination of Executive's employment for any reason, Executive shall automatically be deemed to have resigned all positions as an officer of the Company and any subsidiary of the Company. Unless otherwise requested by the Board, Executive shall be deemed to have resigned from his position as a director of the Company and any subsidiaries upon termination of his employment for any reason.

(b) Subject to the provisions of Sections 7(c), (d) and (e) below, in the event the Company terminates Executive without Cause (for reasons other than his death, but including termination as a result of his Disability) on or after the Effective Date (including a termination without Cause on or after the Effective Date but prior to the Commencement Date, in which case the provisions of this Section 7 shall supersede any other severance arrangement in effect for Executive) or Executive resigns for Good Reason on or after the Commencement Date, in addition to any accrued but unpaid compensation due to him under applicable law, any earned but unpaid Bonus (the timing of which shall be governed by Section 4 hereof) and performance-based equity for the fiscal year ending immediately before the year of termination of employment, and any Other Benefits (as defined below), Executive shall be entitled to receive the following: (i) continuation of health insurance (or reimbursement of Executive for the costs of such continuation) under COBRA for a period equal to the lesser of eighteen (18) months following termination of employment or the maximum continuation coverage period allowed under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"); provided, however, that the Company's obligation to pay the costs of continuation health insurance coverage shall terminate at such time as Executive is covered under any other group health insurance plan; plus (ii) an aggregate cash payment totaling 150% of Executive's then current Base Salary, which amount shall be payable in installments (but no less frequently than monthly) over the eighteen (18) month period following the date of termination of employment in accordance with the Company's normal payroll practices (the "Periodic Payments"); plus (iii) a lump sum cash payment (the "Lump Sum Payment") equal to (A) the lesser of the prior fiscal year Bonus paid or payable to Executive or 100% of the target Bonus for the fiscal year of termination, multiplied by (B) a fraction equal to the number of days elapsed in such fiscal year divided by 365; plus (iv) other than with respect to the Supplemental Award (which shall be governed by Section 5(d)), immediate vesting of any equity to the extent such equity would have become vested had Executive remained in continuous service with the Company for ninety (90) days after the termination of his employment occurred. Payment of the Periodic Payments shall commence, and the Lump Sum Payment shall be paid, sixty (60) days following the date of Executive's Separation from Service (as defined in Section 9 below). The Periodic Payments and Lump Sum Payment shall be conditioned expressly upon Executive executing the Company’s standard form of general release of the Company and its affiliates, which release shall be provided to Executive no later than the date of his Separation from Service and which release shall be legally effective on or prior to the 60th day subsequent to Executive’s Separation from Service. Notwithstanding anything to the contrary contained in this Agreement, (i) the total Periodic Payments and Lump Sum Payment shall be reduced by the amount of any payments Executive is entitled to receive under any Company-provided disability policy, to the extent permissible under Code Section 409A, and (ii) in addition to any rights and remedies available to it under this Agreement or applicable law, the Company shall have the right to immediately terminate payments due under clauses (i) through (iii) of this Section 7(b) in the event of Executive's breach of his obligations under Section 8 of this Agreement.

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(c) In lieu of any payments due pursuant to Section 7(b) above, in the event the Company terminates Executive without Cause (for reasons other than his death or Disability) or Executive resigns for Good Reason within the period ninety (90) days prior to, or twelve (12) months following, a Change of Control (as defined in the Plan), and in addition to any accrued but unpaid compensation due to him under applicable law, any earned but unpaid Bonus (the timing of which shall be governed by Section 4 hereof) and performance-based equity for the fiscal year ending immediately before the year of termination of employment, and any Other Benefits (as defined below), Executive shall be entitled to receive the following: (i) reimbursement to Executive of the costs of continuation of health insurance coverage under COBRA for a period equal to the lesser of eighteen (18) months following termination of employment or the maximum continuation coverage period allowed under COBRA; plus (ii) a lump sum cash payment, payable within 60 days of Executive’s Separation from Service (as defined in Section 9 below), equal to 200% of Executive's then current Base Salary plus the lesser of (A) the prior fiscal year Bonus paid or payable to Executive or (B) 100% of the target Bonus for the fiscal year of termination, plus (iii) to the extent vesting is not automatically accelerated under the terms of the Plan, immediate 100% vesting of any equity, including vesting of any performance-based equity as if 100% of the target performance goals for the fiscal year of termination of employment had been achieved (provided that no such vested option, if any, may be exercised beyond any time-frame permissible under Code Section 409A). The payments set forth in this Section 7(c) shall be conditioned expressly upon Executive executing the Company’s standard form of general release of the Company and its affiliates, which release shall be provided to Executive no later than the date of his Separation from Service and which release shall be legally effective on or prior to the 60th day subsequent to Executive’s Separation from Service.

(d) In the event Executive resigns or voluntarily terminates his employment for any reason (other than for Good Reason) or Executive’s employment is terminated for Cause or as a result of his death, the Company shall only be required to pay Executive (i)  any unpaid Base Salary and accrued vacation pay earned prior to the date of Executive’s termination, (ii) any unpaid reimbursements due Executive for expenses incurred by Executive prior to the date of Executive’s termination, (iii) any accrued but unpaid car allowance accrued prior to the date of Executive’s termination, and (iv) any benefits that are required, or to which Executive is entitled, under any plan, contract or arrangement maintained by the Company as of the end of his employment, in each case on the date on which such payment or benefit would otherwise have been payable to Executive under the Company’s payroll practices or the terms of the applicable contract or plan (or, in the case of accrued vacation day, on the 60th day following the date of Executive’s Separation from Service); provided, however, nothing in this clause (iv) shall require the continuation of such benefits following termination unless such continuation is required under applicable law or the specific terms of the plan, contract or arrangement (together, the “Other Benefits”).

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(e) For purposes of this Agreement, “Cause” shall mean (i) an act or acts of dishonesty undertaken by Executive and intended to result in material personal gain or enrichment of Executive or others at the expense of the Company, (ii) gross misconduct that is willful or deliberate on Executive’s part and that, in either event, is materially injurious to the Company, (iii) the conviction or plea of nolo contendere of Executive of a felony, (iv) the commission by Executive of any act involving moral turpitude which (A) brings the Company or any of its affiliates into public disrepute or disgrace, or (B) causes material injury to the customer relations, operations or the business prospects of the Company or its affiliates, in each case notwithstanding written notice of objection from the Board and the failure of Executive to substantially cure such harm in the reasonable opinion of the Board within 30 calendar days after such notice is received by Executive, (v) the ongoing and repeated material neglect of his duties on a general basis (other than as a result of illness or Disability), notwithstanding written notice of objection from the Board and the failure of Executive to substantially cure any resulting harm in the reasonable opinion of the Board within 30 calendar days after such notice is received by Executive, or (vi) the material breach of any terms and conditions of this Agreement by Executive, which breach has not been substantially cured by Executive in the reasonable opinion of the Board within 30 days after written notice thereof is received by Executive from the Company. The cessation of employment by Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire non-employee membership of the Board (for the sake of clarity, not including Executive) at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, one or more causes for termination exist under this Section 7(e), and specifying the particulars thereof in reasonable detail.

(f) For purposes of this Agreement, "Good Reason" shall mean:

(i)        any removal of Executive as CEO, or any failure by the Company to nominate or seek re-election of Executive to the Board of Directors while serving as CEO, except in connection with termination of Executive’s employment for death, Disability, Cause or his voluntary resignation;

(ii)       any (1) involuntary material reduction in Executive's then-current Base Salary, (2) involuntary reduction in Executive’s target Bonus percentage below 90%, or (3) involuntary material reduction in Executive's comprehensive benefit package (other than changes, if any, required by group insurance carriers applicable to all persons covered under such plans or changes required under applicable law). For the avoidance of doubt, such benefit package shall not be deemed to include awards under the Company's equity incentive compensation plans;

(iii)       the assignment to Executive of duties that represent or constitute a material adverse change in Executive’s position, duties, responsibilities and status with the Company;

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(iv)       an involuntary material adverse change in Executive's authorities or reporting responsibilities; except in connection with the termination of Executive's employment for Cause, upon the death of Executive, or upon the voluntary resignation by Executive;

(v) a relocation of the Company’s principal executive offices to a location that is more than 60 miles from the location of Executive’s primary residence as of the date of this Agreement (Manhattan Beach, California) that was not recommended by the Executive to the Board; or

(vi) the material breach of any terms and conditions of this Agreement by the Company, including without limitation Section 13;

provided, however, that a termination shall not be considered for Good Reason unless Executive has given notice to the Company of the event constituting Good Reason within ninety (90) days of the initial occurrence thereof, such event has not been cured by the Company within thirty (30) days after written notice thereof to the Company from Executive, and Executive resigns no later than 180 days after the initial occurrence of such event. Notwithstanding anything to the contrary contained in this Agreement, (1) notice of the Company’s intention not to extend the Agreement shall not be deemed to be Good Reason, (2) the appointment of a new Chief Executive Officer or President (regardless of whether such President reports solely to the Executive) during the Transition Period shall not constitute Good Reason under clauses (i), (iii), (iv) or (vi) above, and (3) appointment of a person other than Executive as President shall not be deemed to be Good Reason if such President reports solely to Executive, other than reports to the Board at its meetings in the ordinary course.

(g) Notwithstanding any other provision hereof, any amounts payable to Executive under this Section 7 during the first six months and one day following the date of Executive’s Separation from Service pursuant to this Section 7 that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code, shall be deferred until the date six months and one day following such Separation from Service (or if earlier, the date of Executive’s death) to the extent necessary to avoid adverse tax consequences under Section 409A, and if such payments are required to be so deferred, the first payment shall be in an amount equal to the total amount to which Executive would otherwise have been entitled to during the period following the date of Separation from Service if the deferral had not been required. Subsequent payments shall be made in accordance with the dates and terms set forth herein.

(h) For purposes of this Agreement, "Disability" shall mean Executive’s incapacity due to physical or mental illness which has resulted in him being absent from the full time performance of substantially all of his material duties with the Company for 90 consecutive days or 180 days total within any 12-month period, as determined in good faith by the Board.

8.        Covenants.

(a)        Confidential Information. During the term of this Agreement and thereafter, Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law or court order, disclose to others for use, whether directly or indirectly, any Confidential Information regarding the Company. “Confidential Information” shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not available to the general public or that does not otherwise become available to the general public, and that was learned by Executive in the course of his employment by the Company, including, without limitation, any data, formulae, recipes, methods, information, proprietary knowledge, trade secrets and client and customer lists and all papers, resumes, records and other documents containing such Confidential Information. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. Upon the termination of his employment, Executive will promptly deliver to the Company all documents, maintained in any format, including electronic or print, (and all copies thereof) in his possession containing any Confidential Information.

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(b) Noncompetition. Except as otherwise provided herein, Executive agrees that during the term of this Agreement and, to the extent applicable, the period during which he is receiving Periodic Payments under Section 7(b), he will not, directly or indirectly, without the prior written consent of the Company, provide consulting services with or without pay, or own, manage, operate, join, control, participate in, or be connected as a stockholder, partner, or otherwise with any business, individual, partner, firm, corporation, or other entity which is then in competition with the Company or any present affiliate of the Company in the industry of owning or operating full-menu table service casual dining restaurants; provided, however, that the “beneficial ownership” by Executive, either individually or as a member of a “group,” as such terms are used in Rule 13d under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of not more than 5% of the voting stock of any corporation shall not be a violation of this Agreement.

(c) Right to Company Materials. Executive agrees that all styles, designs, recipes, lists, materials, books, files, reports, correspondence, records, and other documents (“Company Material”) used, prepared, or made available to Executive, shall be and shall remain the property of the Company. Upon the termination of his employment and/or the expiration of this Agreement, all Company Materials shall be returned immediately to the Company, and Executive shall not make or retain any copies thereof.

(d) Non-Solicitation. Executive understands and agrees that in the course of employment with the Company, Executive will obtain access to and/or acquire Company trade secrets, including Confidential Information, which are solely the property of the Company. Therefore, to protect such trade secrets, Executive promises and agrees that during the term of this Agreement, and for a period thereafter equal to the greater of (i) one year or (ii) the period during which Executive is entitled to receive Periodic Payments under Section 7(b), he will not actively solicit or assist or instruct others in soliciting any employees, customers, franchisees, landlords, or suppliers of the Company or any of its present or future subsidiaries or affiliates, to divert their employment or business to or with any individual, partnership, firm, corporation or other entity then in competition with the business of the Company, or any subsidiary or affiliate of the Company. The Company acknowledges in this regard that its customers, landlords and suppliers do have existing relationships and likely will have future relationships with the Company’s direct and indirect competitors in the restaurant industry in the ordinary course of their activities. For purposes of this Section 8, “solicit” shall not include general advertisements or other communications in any media not targeted specifically at such employees, customers, franchisees, landlords, or suppliers, and any responses by such persons thereto.

(e) Non-Disparagement. Except for statements of fact, internal Company communications relating to the performance of the Company, disclosures required under applicable law or in connection with any legal proceedings with respect to which Executive is a party or witness, Executive will not make any disparaging remarks regarding the Company at any time during or after the termination of his employment with the Company. Except for statements of fact, internal communications relating to the performance of Executive, and disclosures required under applicable law or in connection with any legal proceedings with respect to which the Company is a party or witness, the Company will not make any disparaging remarks regarding Executive at any time during or after the termination of his employment with the Company.

9.        Tax Matters; Code Sections 280G and 409A.

(a)       Notwithstanding any other provision of this Agreement, in the event that Executive becomes entitled to receive or receives any payments, options, awards or benefits (including, without limitation, the monetary value of any non-cash benefits and the accelerated vesting of stock options or restricted stock) under this Agreement or under any other plan, agreement or arrangement with the Company, from any person whose actions result in any change described in Section 280G(b)(2)(A)(i) (a “Section 280G Transaction”) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (the "Code") or from any person affiliated with the Company or such person (collectively, the “Payments”) that may separately or in the aggregate constitute “parachute payments” within the meaning of Code Section 280G, if it is determined that, but for this Section 9(a), any of the Payments will be subject to any excise tax pursuant to Code Section 4999 or any similar or successor provision (the “Excise Tax”), the Company shall pay to Executive either (i) the full amount of the Company Payments (as defined below) or (ii) an amount equal to the Company Payments (as defined below), reduced by the minimum amount necessary to prevent any portion of the Payments from being an “excess parachute payment” (within the meaning of Code Section 280G) (the “Capped Payments”), whichever of the foregoing amounts results in the receipt by Executive, on an after-tax basis, of the greatest amount of Payments notwithstanding that all or some portion of the Payments may be subject to the Excise Tax.  For purposes of determining whether Executive would receive a greater after-tax benefit from receipt of the Capped Payments than from receipt of the full amount of the Payments, (i) there shall be taken into account any Excise Tax and all applicable federal, state and local taxes required to be paid by Executive in respect of the receipt of such payments and (ii) such payments shall be deemed to be subject to federal income taxes at the highest rate of federal income taxation applicable to individuals that is in effect for the calendar year in which the benefits are to be paid, and state and local income taxes at the highest rate of taxation applicable to individuals in the state and locality of employee’s residence on the effective date of the Section 280G Transaction, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes (as determined by assuming that such deduction is subject to the maximum limitation applicable to itemized deductions under Code Section 68 and any other limitations applicable to the deduction of state and local income taxes under the Code).

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(b)    In the event that Section 9(a) applies and a reduction is required to be applied to the Company Payments thereunder, the Company Payments shall be reduced by the Company in its reasonable discretion in the following order and in a manner that complies with Code Section 409A (as determined by the Company): (i) reduction of any cash payments otherwise payable to Executive that are exempt from Code Section 409A; (ii) reduction of any cash payments otherwise payable to Executive that are subject Code Section 409A on a pro-rata basis or such other manner that complies with Code Section 409A, as determined by the Company, (iii) cancellation of accelerated vesting of equity awards (other than stock options) that are exempt from Code Section 409A; (iv) cancellation of accelerated vesting of stock options that are exempt from Code Section 409A; and (v) reduction of any other payments and benefits otherwise payable to the Executive by the Company on a pro-rata basis or such other manner that complies with Code Section 409A, as determined by the Company.  If acceleration of vesting of Executive’s stock options or other equity awards is to be reduced pursuant to clauses (iii) or (iv) of the immediately preceding sentence, such acceleration of vesting shall be accomplished by first canceling such acceleration for the vesting installment that will vest last and continuing to the extent necessary by canceling such acceleration for the next vesting installment with the latest vesting.  For purposes of this Section 9, the term “Company Payments” means any payments, options, awards or benefits (including, without limitation, the monetary value of any non-cash benefits and the accelerated vesting of stock options or restricted stock) under this Agreement or under any other plan, agreement or arrangement with the Company.

(c)   All calculations and determinations under this Section 9, including application and interpretation of the Code and related regulatory, administrative and judicial authorities, shall be made by an accounting firm selected by the Company and reasonably acceptable to Executive which is designated as one of the four largest accounting firms in the United States (the “Accounting Firm”).  All determinations made by the Accounting Firm under this Section 9 shall be conclusive and binding on both the Company and Executive, and the Company shall cause the Accounting Firm to provide its determinations and any supporting calculations with respect to Executive to the Company and Executive.  The Company shall bear all fees and expenses charged by the Accounting Firm in connection with its services.  For purposes of making the calculations and determinations under this Section 9, after taking into account the information provided by the Company and Executive, the Accounting Firm may make reasonable, good faith assumptions and approximations concerning the application of Code Sections 280G and 4999.  The Company and Executive shall furnish the Accounting Firm with such information and documents as the Accounting Firm may reasonably request to assist the Accounting Firm in making calculations and determinations under this Section 9.

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(d)        The parties agree that all provisions of this Agreement are intended to meet, and to operate in accordance with the requirements of paragraphs (2), (3), and (4) of Section 409A(a) of the Code, and any guidance from the Department of Treasury or Internal Revenue Service thereunder, but only to the extent any compensation or benefits provided hereunder are not excepted or excluded from such requirements pursuant to the short-term deferral exception described in Treasury Regulations Section 1.409A-1(b)(4), the involuntary separation pay plan exception described in Treasury Regulations Section 1.409A-1(b)(9)(iii), or otherwise. In this regard each severance payment under Section 7 of this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. Where ambiguity or uncertainty exists, this Agreement shall be interpreted in a manner which would qualify any compensation payable hereunder to satisfy the requirements for exception to or exclusion from Section 409A and the taxes imposed thereunder. In the event either party reasonably determines any item payable by the Company to the Executive pursuant to this Agreement that is not subject to a substantial risk of forfeiture would not meet, or is reasonably likely not to meet, the requirements of paragraphs (2), (3) and (4) of Section 409A, or to qualify as excepted or excluded from Section 409A, such party shall notify the other in writing. Any such notice shall specify in reasonable detail the basis and reasons for such party’s determination. The parties agree to negotiate in good faith the terms and conditions of an amendment to this Agreement and to avoid the inclusion of such item in a tax year before the Executive’s actual receipt of such item of income; provided, however, nothing in this Section 9 shall be construed or interpreted to require the Company to increase any amounts payable to the Executive pursuant to this Agreement or to consent to any amendment that would materially and adversely change the Company’s financial, accounting or tax treatment of the payments to the Executive under this Agreement. Any item payable under this Agreement that the Company reasonably determines is subject to Section 409A(a)(2)(B)(i) of the Code, shall not be paid or commence to be paid before the later of (a) six months after the date of the Executive’s Separation from Service and (b) the payment date or commencement date specified in this Agreement for such item.

All compensation shall be made on the dates provided herein and no request to accelerate or defer any compensation under this Agreement shall be considered or approved, except as permitted under Code Section 409A. Executive may not directly or indirectly designate the calendar year of the commencement of any payment hereunder, nor may the parties accelerate, offset or assign any deferred payment, except in compliance with Code Section 409A. Notwithstanding the foregoing, in the event that it is reasonably determined by the Company that, as a result of Code Section 409A, any of the payments that Executive is entitled to under the terms of this Agreement may not be made at the time contemplated by this Agreement, the Company shall pay such compensation on the first subsequent day permissible under Section 409A, provided that such payment does not result in additional taxes, penalties or interest under Section 409A.

Any payment or benefit due upon a termination of Executive’s employment that represents a “deferral of compensation” within the meaning of Section 409A of the Code shall be paid or provided to Executive only upon a Separation from Service.

Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Agreement is determined to be subject to Section 409A of the Code, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year, in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which Executive incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.

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(e)       In any case where Executive’s Separation from Service and the date by which Executive is required to deliver a release pursuant to Section 7(b) or (c) fall in two separate taxable years, any amount required to be paid to Executive that is conditioned on the effectiveness of a release and is treated as nonqualified deferred compensation for purposes of Code Section 409A shall be paid in the later taxable year.

(f)        For purposes of this Agreement, "Separation from Service" shall mean a "separation from service" within the meaning of Section 409A(2)(A)(i) of the Code and the underlying Treasury Regulations. Notwithstanding anything to the contrary contained in this Agreement, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “Separation from Service.”

(g)        Notwithstanding any other provision to the contrary, and subject to (and only to the extent permissible under) the requirements of Treasury Regulation Section 1.409A-2(b)(7)(i), the Company, in its sole discretion, may delay payment to Executive to the extent necessary to avoid application of the deduction limitation under Code Section 162(m).

(h)        The Company may withhold from any amounts payable hereunder all applicable federal, state, local and foreign taxes required to be withheld by applicable laws or regulations. The Company does not guaranty or warrant the tax consequences of this Agreement or any other agreement referenced herein or ancillary thereto, and Executive is solely responsible for consulting with an accountant, legal counsel or other tax advisor regarding such tax consequences. The Company shall have no obligation to indemnify or hold Executive harmless from any or all of such liabilities (whether taxes, interest or penalties).

10.       Indemnity. The Company shall to the fullest extent permitted by law, indemnify and hold Executive harmless from costs, expense or liability arising out of or relating to any acts or decisions made by Executive in the course of his employment to the same extent the Company indemnifies and holds harmless other officers and directors of the Company in accordance with the Company’s established policies and indemnification agreements. This indemnity shall include, without limitation, advancing Executive attorneys’ fees to the fullest extent permitted by applicable law. The Company agrees to continuously maintain directors' and officers' liability insurance with reasonable limits of coverage as determined by the Board of Directors and to include Executive within said coverage while Executive is employed by the Company and for at least six (6) years after the termination of Executive's employment by the Company.

11.        Representations and Warranties; Compliance With Company Policies. Executive understands and agrees that, as an officer and director of a publicly traded company subject to the reporting requirements under the Exchange Act and the listing and other requirements of applicable securities exchanges, he will be subject to and agrees to abide by Company policies applicable to executive officers and/or directors of the Company as in effect from time to time (including, without limit, insider trading policies and a Code of Integrity, Ethics and Conduct, copies of which have been provided to Executive) (collectively, the "Company Policies"). Executive acknowledges and agrees that such Company Policies and the application thereof to Executive and other officers and/or directors of the Company shall not constitute grounds for a Good Reason termination by Executive.

12.        Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

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13.       Assumption by Successor. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes this Agreement by operation of law, or otherwise.

14.        Arbitration. Except as provided herein, any controversy or claim arising out of or relating in any way to this Agreement or the breach thereof, or Executive's employment and any statutory claims including all claims of employment discrimination shall be subject to private and confidential arbitration in Orange County or Los Angeles, California in accordance with the laws of the State of California. The arbitration shall be conducted in a procedurally fair manner by a mutually agreed upon neutral arbitrator selected in accordance with the National Rules for the Resolution of Employment Disputes (“Rules”) of the American Arbitration Association or if none can be mutually agreed upon, then by one arbitrator appointed pursuant to the Rules. The arbitration shall be conducted confidentially in accordance with the Rules. The arbitration fees shall be paid by the Company. Each party shall have the right to conduct discovery including depositions, requests for production of documents and such other discovery as permitted under the Rules or ordered by the arbitrator. The statute of limitations or any cause of action shall be that prescribed by law. The arbitrator shall have the authority to award any damages authorized by law for the claims presented including punitive damages and shall have the authority to award reasonable attorneys’ fees to the prevailing party in accordance with applicable law. The decision of the arbitrator shall be final and binding on all parties and shall be the exclusive remedy of the parties. The award shall be in writing in accordance with the Rules, and shall be subject to judicial enforcement in accordance with California law. Notwithstanding anything to the contrary contained in this Section 14, nothing herein shall prevent or restrict the Company or Executive from seeking provisional injunctive relief from any forum having competent jurisdiction over the parties.

15.        Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the entire understanding of the parties hereto as to the subject matter hereof and supersedes any prior oral or written agreements between the parties relating to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. Sections 8, 9, 10, 12, 14 and 15 and, in the event of Executive’s termination without Cause, including on account of Disability, or resignation for Good Reason during the original or extended Term of the Agreement, the Company’s obligation under Section 7 to make Periodic Payments, shall survive and continue in full force and effect in accordance with their terms, notwithstanding any termination of this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles.

[Signature page immediately follows]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the date first indicated above.

BJ'S RESTAURANTS, INC.

By: /s/ GERALD W. DEITCHLE

Gerald W. Deitchle, Chairman of the Board

By: /s/ LEA ANNE OTTINGER

Lea Anne Ottinger, Compensation Committee Chair

EXECUTIVE:

/s/ GREGORY LEVIN

GREGORY LEVIN

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